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                                                                  EXHIBIT 10.13*


                 CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

    CONFIDENTIALITY AND NON-COMPETITION AGREEMENT dated as of August 18, 1998 between Florists' Transworld Delivery, Inc. (the "Company") and Robert Norton (the "Executive").

    The Company and the Executive agree as follows:

    Section 1.  Confidential information.

         (a) Executive acknowledges that in his employment hereunder he occupies a position of trust and confidence. The Executive shall not, at any time during or for a period of three years after the period the Executive is employed by the Company, disclose to any other entity or organization any non-public information concerning the business, customers or affairs of the Company ("Confidential Information") and shall not make use of any Confidential Information for the Executive's own purposes.

         (b) Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. The Executive agrees to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of his employment or as soon thereafter as possible, all documents furnished by the Company or prepared by the Executive during the term of his employment by the Company.

         (c) It is further expressly agreed that the Company will or would suffer irreparable injury if Executive were to disclose or use Confidential Information in violation of this Agreement and that the Company would by reason of such disclosure or use be entitled to injunctive relief in a court of appropriate jurisdiction, and Executive further consents and stipulates to the entry of such injunctive relief in such a court prohibiting Executive from disclosing or using Confidential Information in violation of this Agreement.

    Section 2.  Non-Competition.

         (a) Restrictive covenant. In consideration of the obligations of the Company and the consideration to be received by the Executive under the Employment Agreement between the Executive and the Company dated August 18, 1998, the Executive will not, from and after the date of this Agreement until the third anniversary of the termination of the Executive's employment with the
Company:

                 (i) directly or indirectly engage in, represent in any way, or be connected with, any business that offers any product or service which directly or indirectly competes with the products or services offered, by the Company within any geographic area in which the Company transacts business;



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                 (ii)  assist others in engaging in any business or activity in direct or indirect competition with the Company or any of its subsidiaries or affiliates in the manner described in clause (i);

                 (iii) induce or attempt to induce directly or indirectly any customer of the Company to cease doing business in whole or in part with the Company or solicit the business of any customer of the Company for any products or services which compete with any of the products or services offered by the Company; or

                 (iv) solicit, or attempt to solicit, interfere with, or endeavor to cause any employee of the Company to leave his employment or induce or attempt to induce any employee of the Company to breach his employment agreement with the Company.

         (b) Calculation of time period. The Executive agrees that if the Executive violates the non-competition provisions of this Agreement, the running of the time period of the provisions shall be extended for the greatest of (A) one year from the date the Executive permanently ceases the violation, (B) one year from the date of entry of a final order enforcing the non-competition provisions and (C) the remaining time period specified in the non-competition provisions. The Executive understands that the foregoing restrictions may limit the Executive's ability to earn a livelihood in a business which directly or indirectly competes with the Company or any of its subsidiaries or affiliates, but the Executive nevertheless believes that the Executive has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided under this Agreement to clearly justify restrictions which, in any event, given his education, skills and ability, the Executive does not believe would prevent the Executive from earning a living.

         (c) Irreparable Injury. It is further expressly agreed that the Company will or would suffer irreparable injury if Executive were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and Executive further consents and stipulates to the entry of such injunctive relief in such a court prohibiting Executive from competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement.

    Section 3.  Representations and Warranties of Executive.

    Executive represents and warrants that the execution of this Agreement and subsequent employment with the Company does not and will not conflict with any obligations that Executive has to any former employers or any other entity. Executive further represents and warrants that he has not brought to the Company, and will not at any time bring to the Company, any materials, documents or other property of any nature of a former employer.



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    Section 4.     Miscellaneous.

         (a) Jurisdiction, Choice of Law, and Venue. The validity and construction of this Agreement shall be governed by the laws of the State of Illinois, excluding the conflicts-of-laws principles thereof. Each party hereto consents to the jurisdiction of, and venue in, any federal or state court of competent jurisdiction located in the City of Chicago.

         (b) Entire agreement. This Agreement; any other agreement or document delivered in connection with this Agreement, if any; and the accompanying Exhibits and Schedules, if any; state the entire agreement and understanding of the parties on the subject matter of the Agreement, and supercede all previous agreements, arrangements, communications and understandings relating to that subject matter.

         (c) Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original, with the same effect as if all signatures were on the same document.

         (d) Amendment; waiver; etc. This Agreement, and each other agreement or document delivered in connection with this Agreement, may be amended, modified, superseded or canceled, and any of the terms thereof may be waived, only by a written document signed by each party to this Agreement or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to exercise any right or require the performance of any duty under this Agreement or any other agreement or document delivered in connection with this Agreement shall in no way affect the right of that party at a later time to exercise that right or enforce that duty or any other right or duty. No waiver by any party of any condition or of any breach of this Agreement, whether by conduct or otherwise, in any one or more instances, shall not be deemed or construed to be a further or continuing waiver of any such condition or breach or of the breach of any other term of this Agreement. A single or partial exercise of any right shall not preclude any other or further exercise of the same right or of any other right. The rights and remedies provided by this Agreement shall be cumulative and not exclusive of each other or of any other rights or remedies provided by law.

         (f) Severability. If any provision of this Agreement or any other agreement or document delivered in connection with this Agreement, if any, is partially or completely invalid or unenforceable in any jurisdiction, then that provision shall be ineffective in that jurisdiction to the extent of its invalidity or unenforceability, by the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall be construed and enforced as if that invalid or unenforceable provision were omitted, nor shall the invalidity or unenforceability of that provision in one jurisdiction affect its validity or enforceability in any other jurisdiction. The Company and the Executive agree that the period of time and the geographical area described in Section 1 are reasonable in view of the nature of the business in which the Company is engaged and proposes to be engaged, and the Executive's understanding of his prospective future employment opportunities. However, if the time period or the geographical area, or both, described in Section 1 should be judged
unreasonable in any judicial   proceeding, then the period of time shall be
reduced by that number of months and the geographical area shall be reduced by elimination of that portion, or both, as



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are deemed unreasonable, so that the restriction covenant of Section 1 may be enforced during the longest period of time and in the fullest geographical area as is adjudged to be reasonable.

         (g)     Arbitration.

              (i) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Chicago, Illinois in accordance with the commercial arbitration rules of the American Arbitration Association. Judgement upon the award rendered in the arbitration may be entered in any court having jurisdiction.

              (ii) Notwithstanding the clause (i) above, the Executive acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be accurately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach or threatened breach by the Executive of the provisions of Sections 1 or 2, the Company shall be entitled to seek to obtain a court-ordered injunction restraining the Executive from the breach or threatened breach upon the terms and conditions as the court ordering the injunction may impose.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                           FLORISTS' TRANSWORLD
                                            DELIVERY, INC.



                                        By: /s/ Scott D. Levin
                                            --------------------------
                                              Name: Scott D. Levin
                                              Title: Vice President
                                              Date: August 18, 1998



                                            /s/ Robert Norton
                                            --------------------------
                                              Robert Norton
                                              Date: August 18, 1998